Exhibit 10.3

DIRECTOR NOMINATION AGREEMENT

This DIRECTOR NOMINATION AGREEMENT (this “Agreement’) is entered into as of this ____ of April , 2017 (the “Effective Time”), by and between Applied Minerals, Inc., a Delaware corporation (the “Company”) and the holders of a majority (“Majority Holders”) of the principal amount of the 10% PIK-Election Convertible Note due 2023 (“Notes”) on behalf of the holders of the Notes (each a “Noteholder,” and together, the “Noteholders. Each of the Company and the Noteholders may be referred to herein individually as a “Party” or collectively as the “Parties.”  Unless otherwise specified herein, all of the capitalized terms used herein are defined in Section 4 hereof.

RECITALS

WHEREAS, the Company has agreed to permit the Noteholders, for so long as the Noteholders, together with their respective Affiliates, Beneficially Own at least 80% of the Notes that have been issued in the aggregate to have the right to designate one person as a board observer or to designate one person for nomination for election to the board of directors of the Company (the “Board”) subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Section 1. Board Observer and Nominee to Board of Directors.

(a) Subject to the terms and conditions of this Agreement, the Noteholders will have a right to appoint one board observer (“Board Observer”) or designate one person to be nominated for election to the Board (an “Nominee”). The right to designate a Board Observer is effective as of the date of this Agreement. The right to designate one person to be nominated for election to the Board shall be effective only after the Company closes of a capital raise of $1.5 million. Both rights shall terminate on the occurrence of a Termination Event. The Noteholders the Noteholders shall exercise these rights, in their sole discretion, from time to time by providing written notice to the Company.

(b) A Board Observer shall serve under terms of the Board Observer and Indemnification Agreement attached hereto as Exhibit 1 with such changes as may be agreed upon by the Company and the Board Observer.

(c) With respect to the board of directors, board of managers or similar governing body of any subsidiary of the Company on which substantially all of the Directors (other than any Nominee) serve as a director, manager or other similar position, at the request of the Noteholders, the Company shall use commercially reasonable efforts to cause the election or appointment, as the case may be, of such Nominee as a director, manager or otherwise, as applicable, of each such subsidiary.

(d) Notwithstanding anything to the contrary contained herein, if the Noteholders, together with their respective Affiliates, cease to Beneficially Own at least 80 per cent of the Series 2023 Notes that have been issued in the aggregate, whether as a result of dilution, Transfer, conversion, or otherwise, then the rights of the Noteholders under this  shall terminate automatically (the “Termination Event”). Within three Business Days after the occurrence of the Termination Event (i) that results from a Transfer of Notes by the Noteholder(s), the Noteholders shall notify the Company of such event and (ii) that results from any other event or occurrence, the Company shall notify each Noteholder of such event (in each case, a “Termination Notice”).

(d) If the Board Observer dies, is disabled, is disqualified, or if the Noteholders provide written notice to the Company of his termination as Board Observer, the Noteholders shall be entitled to appoint such person’s successor in accordance with Section 1(a) by providing written notice to the Company. If a board vacancy occurs because of the death, disability, disqualification, resignation or removal of any Nominee, the Noteholders shall be entitled to designate such person’s successor in accordance with Section 1(a) by providing written notice to the Company.

(e) If any Nominee (i) is designated by the Noteholders pursuant to Section 1(a)  at a time (A) at which such Nominee cannot be included in the proxy statement prepared by management of the Company in connection with the soliciting of proxies for a meeting of the noteholders of the Company called with respect to the election of Directors or (B) after which a meeting of the noteholders has been held with respect to the election of Directors (clauses (i)(A) and (i)(B) collectively, the “Interim Period”) or (ii) is nominated for election to the Board but not elected by the noteholders of the Company for any reason whatsoever (including, without limitation, such Nominee’s death, disability, disqualification or withdrawal as a nominee), the Board shall increase the number of members serving on the Board by one, and the Noteholders shall be entitled to promptly designate Nominee by written notice to the Company, who shall be appointed by the Board to fill such additional member position promptly.

(f) As promptly as practicable following the Termination Event, (i) the Board Observer shall cease to serve as Board Observer or (ii) the Noteholders shall cause the Nominee to execute and deliver a letter of resignation to the Company, which resignation shall be effective immediately with respect to the Company and, if applicable, any subsidiary of the Company for which such Nominee serves as a director, manager or other similar position.

(g) For the avoidance of doubt, the provisions of this Agreement shall not limit any rights either Noteholder may have as a noteholder of the Company pursuant to Delaware law, the Certificate of Incorporation or the By-Laws.

Section 2. Company Obligations regarding Nominee.

(a) The Company shall provide each Noteholder with not less than 30 calendar days prior written notice of its mailing of the proxy statement in connection with the soliciting of proxies for the election of Directors. In order to be included in such proxy statement, the Noteholders shall provide written notice to the Company identifying their Nominee no later than 10 calendar days after receipt of such proxy notice.  The nominee designated by the Noteholders shall be nominated for election as a Director. Subject to Section 1(e), the Company shall use its best efforts to ensure that any Nominee designated pursuant to Section 1 is elected as a Director at any meeting of the noteholders of the Company called with respect to the election of Directors.  If the Termination Event occurs subsequent to the Company’s mailing of any proxy statement listing any Nominee as a nominee for election to the Board, the Company, in its sole discretion, may amend such proxy statement after the Termination Event to withdraw any such Nominee as a nominee for election to the Board.

(b) Subject to Section 1(e) and Section 2(a), the Company shall assure that: (i) a Nominee designated pursuant to Section 1 is included in the Board’s slate of nominees to the noteholders for each election of Directors; and (ii) such Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of Directors and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of Directors.

(c) Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be nominated for election to the Board or recommend to the stockholders the election of any Nominee: (i) who fails to submit to the Company on a timely basis such questionnaires as the Company may reasonably require of its directors generally and such other information as the Company may reasonably request in connection with the preparation of its filings under the Securities Laws; (ii) if the Board or the nominating committee (if any) determines in good faith, after consultation with outside legal counsel, that such action would constitute a breach of its fiduciary duties or applicable Law or violate the Company’s Certificate of Incorporation; (iii) unless such Nominee meets the Board’s standards for Directors generally and complies with the Board’s policies applicable to all Directors (it being understand that such Nominee shall not be required by the Board to be independent of the Company or any Noteholder) or (iv) who does not agree in writing to deliver the letter required by Section 1(g); provided, however, that, the Company shall promptly notify each Noteholder of the occurrence of such event and permit the Noteholders to provide an alternate Nominee sufficiently in advance of any Board action, the meetings of the noteholders called or written action of noteholders with respect to such election of nominees (provided that if the Company provides at least 45 calendar days advance notice of the occurrence of any such event such alternative nominee must be designated by the Noteholders not less than 30 calendar days in advance of any Board action, notice of meeting of the stockholders or written action of stockholders with respect to such election of nominees), and in no event shall the Company be obligated to postpone, reschedule or delay any scheduled meeting of the noteholders with respect to such election of Nominees.

(d) At any time a vacancy occurs because of the death, disability, disqualification, resignation or removal of a Nominee, then the Board, or any committee thereof (if applicable), shall not fill such vacancy until the earliest to occur of: (i) the Noteholders’ designation of a successor Nominee (which successor Nominee shall be designated in accordance with Section 1(d)) and the Board’s appointment of such successor Nominee to fill the vacancy; (ii) the Noteholders’ failure to designate a successor Nominee within 20 Business Days after receiving notification of the vacancy from the Company; or (iii) the Noteholders specifically waiving in writing their respective rights under this Section 2(d).

(e) The Company shall pay the reasonable out-of-pocket expenses incurred by any Nominee in connection with his services provided to or on behalf of the Company and/or its subsidiaries, including attending meetings. The nominee shall be entitled to compensation paid to other non-employee Directors, including compensation paid for service of committees.

(f) The Company shall purchase directors’ and officers’ liability insurance in an amount as determined by the Board; provided, that, upon the Termination Event the Company shall take all actions reasonably necessary to extend such directors’ and officers’ liability insurance coverage for a period of not less than six years from the Termination Event in respect of any act or omission occurring at or prior to such event.

(g) For so long as any Director nominated to the Board pursuant to the terms of this Agreement serves as a Director of the Company, the Company shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Director nominated pursuant to this Agreement (whether such right is contained in the Certificate of Incorporation, By-Laws or another document). Furthermore, after any Director nominated to the Board pursuant to the terms of this Agreement serves as a Director, no amendment, alteration or repeal of any right to indemnification or exculpation covering or benefiting any Director nominated pursuant to this Agreement will serve to reduce the indemnification or exculpation obligations of the Company with respect to any such former Director.

(h) From and after the Effective Time until the termination of this Agreement in accordance with Section 3, the Company shall not amend, restate, repeal, supplement or other otherwise modify any provision of its By-Laws or Certificate of Incorporation in a manner that alters, amends, limits, impairs, restricts or abrogates any of the Noteholders’ rights under this Agreement.

Section 3. Termination. Upon the earlier to occur of (a) the Termination Event (b) a Change of Control Transaction or (c) termination of this Agreement at the election of the Noteholders by written notice to the Company, this Agreement automatically shall be terminated and be of no further force and effect, and neither Party shall have any surviving rights, duties or obligations hereunder after such termination; provided, that, the Company shall be obligated to comply with Section 2(e), Section 2(f) and Section 2(g); provided, further, that, the following Sections shall survive the termination of this Agreement indefinitely: Section 3, Section 4, Section 5, Section 7, Section 9, Section 10, Section 11, Section 12, Section 13, Section 14, Section 15, Section 16, Section 17, and Section 18.

Section 4. Definitions.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such subject Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Beneficially Own” has the meaning ascribed to it in Rule 13d-3 and 13d-5 (or successor rules then in effect) promulgated under Exchange Act; provided, that, for the avoidance of doubt, the per share trading price of the Common Stock shall not affect whether any Investor Beneficially Owns any Warrant Share.

“Board” has the meaning set forth in the recitals.

“Business Day” means a day other than a Saturday, a Sunday or any other day on which banks are authorized or obligated by Law or executive order to close in New York, New York.

“By-Laws” means the Company’s By-Laws, as in effect on the date hereof, as the same may be amended, restated supplemented or otherwise modified from time to time.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as in effect on the date hereof, as the same may be amended, restated, supplemented or otherwise from time to time.

“Change of Control Transaction” means a merger, consolidation or other similar transaction or series of transactions to which the Company is a party, regardless of whether the Company is the surviving Person in such transaction, pursuant to which the holders of shares of Common Stock immediately prior to such transaction (including for this purpose the Shares issuable on conversion of notes and exercise of options and warrants ) represent less than 50% of the shares of Common Stock outstanding immediately following such transaction except for issuances for cash (but not including exercise of options and warrants issued for compensatory purposes) for issuances up to $1.5 million after April 1, 2017.

“Chosen Courts” has the meaning set forth in Section 11.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Director” means a Director of the Company.

“Effective Time” has the meaning set forth in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any federal, state or local governmental authority or agency or any instrumentality thereof.

“Interim Period” has the meaning set forth in Section 1(e).

“Law” means any federal, state or local law, order, decree, statute, regulation or injunction.

“Nominee” has the meaning set forth in Section 1(a).

“Party” or “Parties” has the meaning set forth in the preamble.

“Person” shall be construed broadly and shall include an individual, a trust, a corporation, a partnership, an association, a joint venture, a limited liability company, a joint stock company, an unincorporated organization and a Government Authority.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Laws” means the Securities Act and the Exchange Act, and the rules promulgated thereunder.

“Note” has the meaning set forth in the preamble

“Noteholder” or “Noteholders” has the meaning set forth in the preamble.

“Termination Event” has the meaning set forth in Section 1(c).

“Termination Notice” has the meaning set forth in .

“Transfer” means any sale, transfer, assignment or other disposition of Notes whether with or without consideration and whether voluntary or involuntary or by operation of Law.

Section 5. No Strict Construction. The language of this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

Section 6. Further Assurances. Each of the Parties hereby agrees that it will hereafter execute and deliver any further document, agreement, instruments of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof.

Section 7. Conflicts.  If any provisions of the By-Laws conflict with or otherwise limit or abrogate the Noteholders’ respective rights under this Agreement, the provisions of this Agreement shall control and govern.

Section 8. Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement shall be paid by the Party incurring such fees or expenses.

Section 9. Amendment; Modification; Waiver.  A provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties, or in the case of a waiver, by the Party against whom such waiver is intended to be effective, which writing shall specifically reference this Agreement, specify the provision(s) hereof that it is intended to amend or waive and further specify that it is intended to amend or waive such provision(s). No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 10. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given if (a) served by personal delivery upon the Party for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, (c) delivered by overnight air courier or (d) sent by facsimile transmission or email, with prompt confirmation by telephone of such transmission or email, in each case, to the address set forth on the signature pages hereto opposite the signature block of the Party to receive such notice or to such other address as may be designated in writing, in the same manner, by such Party.

Section 11. Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties and their respective successors and permitted assigns any rights, benefits or remedies of any nature whatsoever.

Section 12. Governing Law; Submission to Jurisdiction.  This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principals of conflicts of laws.  Each Party agrees that it shall bring any litigation with respect to any claim arising out of or related to this Agreement, exclusively in the United States District Court for the Southern District of New York or any New York State court sitting in New York County (together with the appellate courts thereof, the “Chosen Courts”), and solely in connection with claims arising under this Agreement (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over either Party, (d) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with  Section 10 of this Agreement, although nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by Law and (e) agrees not to seek a transfer of venue on the basis that another forum is more convenient.  Notwithstanding anything herein to the contrary, (a) nothing in this Section 12 shall prohibit any Party from seeking or obtaining orders for conservatory or interim relief from any court of competent jurisdiction and (b) each Party agrees that any judgment issued by a Chosen Court may be recognized, recorded, registered or enforced in any jurisdiction in the world and waives any and all objections or defenses to the recognition, recording, registration or enforcement of such judgment in any such jurisdiction.

Section 13. Waiver of Trial by Jury.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (d) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 14. Assignment; Successors.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns.  Notwithstanding the foregoing, no Party may assign or delegate, in whole or in part (whether by operation of Law or otherwise), this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Party (except that each Noteholder may assign this Agreement to an Affiliate), and any assignment or delegation without such prior written consent shall be null and void ab initio.

Section 15. Headings.  All heading references contained in this Agreement are for convenience purposes only and shall not be deemed to limit or affect any of the provisions of this Agreement.

Section 16. Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, that, if any one or more of the provisions contained in this Agreement shall be determined to be excessively broad as to activity, subject, duration or geographic scope, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable under applicable Law.

Section 17. Specific Performance.  The Parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder will cause irreparable injury to the other Party for which damages, even if available, will not be an adequate remedy.  Accordingly, each Party hereby consents to the issuance of injunctive relief by the Chosen Courts to compel performance of such Party’s obligations and to the granting by the Chosen Courts of the remedy of specific performance of its obligations hereunder.

Section 18. Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party.

Section 19. Authority. ___________ and ____________ represent that there are $___ of the Notes outstanding and ____________ owns $______ of the Notes and __________ owns $________ of the Notes.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

APPLIED MINERALS, INC.	Address for Notices: Suite 302A, 55 Washington Street, Brooklyn, NY 11201. Attn: William Gleeson, General Counsel
By:

Name:

Title:

________________________________

By:

Name:

Title:

________________________________.

By:

Name:

Title:

Exhibit 1

BOARD OBSERVER AND INDEMNIFICATION AGREEMENT

THIS BOARD OBSERVER AND INDEMNIFICATION AGREEMENT, dated as of the  day of       , 20__ (this “Agreement”), is made by and between APPILIED MINERALS, INC., a Delaware corporation (the “Company”), and  __________ (“Observer”).

WHEREAS, , the Company has agreed that the holders of 10% of a majority of the principal amount of the 10% PIK-Election Convertible Note due 2023 (“Notes”) (each holder of a Note, a “Noteholder,” and together, the “Noteholders”) may appoint a non-voting observer who will be entitled to attend and participate in all meetings of the Company’s Board of Directors (the “Board”) and any and all committees thereof (each a “Committee” and, collectively, the “Committees”), with such further rights and upon such further restrictions as set forth in the Merger Agreement; and

WHEREAS, the Noteholders have appointed Observer as the non-voting observer pursuant to the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing, and in accordance with the terms of the Merger Agreement, the Company and Observer hereby agree as follows:

1.Board Observer Rights.

(a)The Company agrees that it will invite Observer to attend, in a non-voting observer capacity, all meetings of the Board and any and all Committees for the purposes of permitting Observer to have current information with respect to the affairs of the Company and the actions taken by the Board and Observer to provide input and advice with respect thereto (the “Approved Purposes”). Observer shall have the right to be heard at any such meeting, but in no event shall Observer: (i) be deemed to be a member of the Board or such Committees; (ii) have the right to vote on any matter under consideration by the Board or such Committees or otherwise have any power to cause the Company to take, or not to take, any action; or (iii) except as expressly set forth in this Agreement, have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Company or its stockholders or any duties (fiduciary or otherwise) otherwise applicable to the directors of the Company.  As a non-voting observer, Observer will also be provided (concurrently with delivery to the directors of the Company and in the same manner delivery is made to them) copies of all notices, minutes, consents, and all other materials or information (financial or otherwise) that are provided to the directors with respect to a meeting or any written consent in lieu of meeting (except to the extent Observer has been excluded therefrom pursuant to clause (c) below).

(b)If a meeting of the Board or any of the Committees is conducted via telephone or other electronic medium (e.g., videoconference), Observer may attend such meeting via the same medium; provided, however, that it shall be a material breach of this Agreement by Observer to provide any other person access to such meeting without the Company’s express prior written consent (which consent may be by e-mail).

(c)Notwithstanding the foregoing, the Company may exclude Observer from access to any material or meeting or portion thereof if: (i) the Board concludes in good faith, upon advice of the Company’s counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and such counsel; provided, however, that any such exclusion shall apply only to such portion of the material or such portion of the meeting which would be required to preserve such privilege and not to any other portion thereof; or (ii) such portion of a meeting is an executive session limited solely to independent director members of the Board, independent auditors and/or legal counsel, as the Board may designate, and Observer (assuming Observer were a member of the Board) would not meet the then-applicable standards for independence adopted by NASDAQ, or such other exchange on which the Company’s securities are then traded.

(d)The Company shall reimburse Observer for all reasonable out-of-pocket expenses incurred by Observer in connection with attendance at Board and Committee meetings. All compensation and reimbursements payable by the Company pursuant to this Section 1(d) shall be paid to Observer in accordance with the Company’s policies and practices with respect to director compensation and expense reimbursement then in effect; provided, however, that any such compensation or reimbursement shall be paid to Observer no later than comparable compensation or reimbursement is paid to the members of the Board.

(e)The rights described in this Section 1 shall terminate upon (a) the earlier of (i) two years or (ii) the effective Date of the Director Nomination Agreement between the Noteholders and the Company or (a) any material violation of the terms of this Agreement by Observer which (x) remains uncured within ten business days after receipt of notice thereof, or (y) if such violation is not subject to cure, directly causes harm to the Company in the Board’s sole and absolute discretion; or (iii) the death or disability of Observer.

2.Confidential Treatment of Company Confidential Information.

(a)In consideration of the Company’s disclosure to Observer of information which is not publicly available concerning the Company for the Approved Purposes, Observer agrees that this Agreement will apply to all information, in any form whatsoever, disclosed or made available to Observer concerning the Company, its affiliates and/or the Approved Purposes (“Confidential Information”).

(b)Except as otherwise provided herein, Observer agrees: (i) to hold Confidential Information in strict confidence; (ii) not to disclose Confidential Information to any third parties; and (iii) not to use any Confidential Information for any purpose except for the Approved Purposes. Observer may disclose the Confidential Information to his responsible agents, advisors, affiliates and representatives with a bona fide need to know (“Representatives”), but only to the extent necessary for the Approved Purposes. Observer agrees to instruct all such Representatives not to disclose such Confidential Information to third parties without the prior written permission of the Company. Observer will, at all times, remain liable under the terms of this Agreement for any unauthorized disclosure or use by any of its Representatives of Confidential Information provided to such Representatives by Observer.

3.Exempted Disclosure. The foregoing restriction on the use and nondisclosure of Confidential Information will not include information which: (i) is, or hereafter becomes, through no act or failure to act on the part of Observer, generally known or available to the public; (ii) was acquired by Observer before receiving such information from the Company, without restriction as to use or disclosure; (iii) is hereafter furnished to Observer by a third party, without, to Observer’s knowledge, restriction as to use or disclosure; (iv) such information was independently developed by Observer; or (v) is required or requested to be disclosed pursuant to judicial, regulatory or administrative process or court order, provided, that to the extent permitted by law, rule or regulation and reasonably practicable under the circumstances, Observer gives the Company prompt notice of such required disclosure so that the Company may challenge the same.

4.Return of Confidential Information. Following the termination of the rights of Observer described in Section 1 and upon request of the Company, Observer will promptly: (i) return to the Company all physical materials containing or consisting of Confidential Information and all hard copies thereof; and (ii) destroy all electronically stored Confidential Information in Observer’s possession or control. Observer may retain in his confidential files one copy of any item of Confidential Information in order to comply with any legal, compliance or regulatory requirements. Any Confidential Information that is not returned or destroyed, including, without limitation, any oral Confidential Information, and all notes, analyses, compilations, studies or other documents prepared by or for the benefit of Observer from such information, will remain subject to the confidentiality obligations set forth in this Agreement indefinitely.

5.Disclaimer. All Confidential Information is provided to Observer “as is” and the Company does not make any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof. The Company will have no liability to Observer resulting from the reliance on the Confidential Information by Observer or any third party to whom such Confidential Information is disclosed.

6.Company Ownership of Confidential Information. Observer acknowledges that all of the Confidential Information is owned solely by the Company (or its licensors) and that the unauthorized disclosure or use of such Confidential Information would cause irreparable harm and significant injury, the degree of which may be difficult to ascertain. Therefore, in the event of any breach of this Agreement, the Company is entitled to seek all forms of equitable relief (including an injunction and order for specific performance), in addition to all other remedies available at law or in equity.

7.Observer and Representative Compliance with Securities Laws. Observer agrees that the Confidential Information is given in confidence in accordance with the terms of this Agreement, and Observer will not take any action relating to the securities of the Company which would constitute insider trading, market manipulation, or any other violation of applicable securities law. Observer agrees to instruct all of its Representatives to whom it discloses Confidential Information that they may not take any action relating to the securities of the Company which would constitute insider trading, market manipulation, or any other violation of applicable securities law.

8.Indemnity.

(a)The Company will indemnify and hold harmless Observer from and against any losses, claims, damages, liabilities and expenses to which Observer may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of, relate to, or are based upon Observer’s designation or attendance as a non-voting observer at meetings of the Board and Committees, Observer’s receipt of materials or information under this Agreement, or Observer’s exercise of his rights under this Agreement. The Company will pay or reimburse Observer for such losses, claims, damages, liabilities and expenses as they are incurred, including, without limitation, for amounts incurred in connection with investigating or defending any such loss, claim, damage, liability, expense or action.

(b)Promptly after receipt by Observer under Section 8(a) of notice of the commencement of any action (but in no event in excess of 30 days after receipt of actual notice), Observer will, if a claim in respect thereof is to be made against Observer under this Section 8, notify the Company in writing of the commencement thereof, but the omission to so notify the Company will not relieve the Company from any liability under this Section 8, except to the extent that the Company is materially prejudiced by such failure to notify and, in such case, only as to the particular item for which indemnification is then being sought and with respect to which the Company has been materially prejudiced and not from any other liability which the Company may have to Observer. In case any such action is brought against Observer, and Observer notifies the Company of the commencement thereof, the Company will be entitled, to the extent it may wish, to participate in the defense thereof, with separate counsel. Such participation shall not relieve the Company of the obligation to pay or reimburse Observer for reasonable legal and other expenses (subject to Subsection (c)) incurred by Observer in defending itself, except for such expenses incurred after the Company has deposited funds sufficient to effect the settlement (unless an expungement proceeding has been initiated), with prejudice, of the claim in respect of which indemnity is sought. The Company shall not be liable to Observer on account of any settlement of any claim or action effected without the consent of the Company, such consent not to be unreasonably withheld or delayed.

(c)The Company shall pay all reasonable legal fees and expenses of Observer in the defense of such claims or actions; provided, however, that the Company shall not be obliged to pay legal expenses and fees to more than one law firm (in addition to local counsel) in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against Observer. Such law firm (in addition to local counsel) shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm (other than local counsel).

9.Insurance. For the duration of Observer’s appointment as Observer of the Company, and thereafter for the duration of the applicable statute of limitations, the Company shall cause to be maintained in effect a policy of liability insurance coverage for Observer against liability that may be asserted against or incurred by him in his capacity as Observer which is equivalent in scope and amount to that provided to the members of the Board. Upon request, the Company shall provide Observer or his counsel with a copy of all directors’ liability insurance applications, binders, policies, declarations, endorsements, and other related materials. Notwithstanding the foregoing, the Company may, but shall not be required to, create a trust fund, grant a security interest, or use other means, including, without limitation, a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.

10.Governing Law: Venue for Disputes. This Agreement shall be governed in all respects by the laws of the State of New York (without giving effect to principles of conflicts of laws which would lead to the application of the laws of another jurisdiction). Each party hereby irrevocably and unconditionally consents to the jurisdiction of the federal and state courts in New York County, State of New York, for any action, suit or proceeding arising out of or related to this Agreement. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in the federal and state courts in New York County, State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

11.Notices. All notices and communications hereunder shall be in writing and shall be deemed to have been given and delivered when deposited in the United States mail, postage prepaid, registered or certified mail, to the applicable address set forth below.

To the Company:	Applied Minerals, Inc.
Attention: William Gleeson
Suite 302A
55 Washington Street
Brooklyn, NY 11201

To Observer:

12.Entire Agreement. This Agreement constitutes the complete and exclusive statement regarding the subject matter of this Agreement and supersedes all prior agreements, understandings and communications, oral or written, between the parties regarding the subject matter of this Agreement.

13.Expenses. The Company agrees to reimburse Observer, and Observer agrees to reimburse the Company, for the actual and reasonable costs and expenses of the other party that such other party incurs in connection with the enforcement of this Agreement or any claim, damages or litigation relating to any breach of this Agreement, if such other party is found to have breached this Agreement.

14.Term. The provisions of Section 1 hereof shall terminate and be of no further force or effect pursuant to Section 1(e) hereof. Notwithstanding the provisions of this Section 14, the provisions of Sections 2, 3, 4, 6, 7, 8, 9, 10, 13 and this Section 14 shall survive any termination or expiration of this Agreement.

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IN WITNESS WHEREOF, the undersigned have hereto executed this Agreement as of the date first above written.

APPLIED MINERALS, INC.

By:	/s/
Andre Zeitoun, Chief Executive Officer

OBSERVER

/s/